Exhibit 4.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 19, 2007 to the Credit Agreement referenced below is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), certain subsidiaries of the Borrower identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $125 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as of July 27, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2006, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower, as set forth in the Credit Agreement, the Lenders identified therein (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

A new Section 7.13 is added to Article VII, Affirmative Covenants, in the Credit Agreement to read as follows:

“7.13

Amendment to 1999 Note Agreement.

The Company shall promptly provide the Administrative Agent with (a) a copy of any amendment to the 1999 Note Agreement (as defined in the Existing

Intercreditor Agreement), including any amendment whereby the minimum net worth covenant set forth therein is eliminated or modified to be less restrictive on the Loan Parties than the existing minimum net worth covenant set forth therein and (b) notice of when such amendment has become effective.”

(b)

Section 8.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“The Loan Parties will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (a) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (b) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative; provided, however, that this Section 8.01(c) shall be deemed  (I) terminated and no longer applicable as of the date on which the 1999 Note Agreement (as defined in the Existing Intercreditor Agreement) is amended to terminate the application of the corresponding minimum net worth covenant set forth therein and (II) amended as of the date on which the 1999 Note Agreement is amended to either (x) make the minimum net worth covenant set forth therein more restrictive than such covenant as set forth herein or (y) re-instate such a minimum net worth covenant in the event such covenant was previously deleted and to the extent such reinstated covenant is more restrictive than such covenant as set forth herein, in either case such that the terms of this Section 8.01(c) are substantively identical to such amended or reinstated covenant in the 1999 Note Agreement.”

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders;

(b)

an amendment fee, for the benefit of each Lender executing this Amendment, equal to 2.5 basis points on each such Lender’s Commitment as of the date hereof; and

(c)

evidence of the concurrent effectiveness of an amendment to the 1999 Note Agreement (as defined in the Existing Intercreditor Agreement) whereby the minimum net worth covenant set forth therein is eliminated or modified to correspond to the terms set forth in Section 8.01(c) of the Credit Agreement as amended hereby.

4.

Representations and Warranties.  Each of the Borrower and the Guarantors hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental

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authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any

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documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:  SCOTT P. DOESCHER

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance

SUBSIDIARY GUARANTORS:

WAUSAU PAPER SPECIALTY PRODUCTS, LLC,

a Wisconsin limited liability company

WAUSAU PAPER PRINTING & WRITING, LLC,

a Wisconsin limited liability company

WAUSAU PAPER TOWEL & TISSUE, LLC,

a Wisconsin limited liability company

By:  SCOTT DOESCHER

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance/Manager

ADMINISTRATIVE

BANK OF AMERICA, N.A., as

AGENT:

Administrative Agent

By:  CHARLENE WRIGHT-JONES

Name:

Charlene Wright-Jones

Title:

Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and as L/C Issuer

By:  MICHAEL BALOK

Name:

Michael Balok

Title:

Senior Vice President

M&I MARSHALL & ILSLEY BANK

By:  RONALD J. CAREY

Name:

Ronald J. Carey

Title:

Vice President

By:  JAMES R. MILLER

Name:

James R. Miller

Title:

Senior Vice President

HARRIS N.A.

By:  DAVID L. MISTIC

Name:

David L. Mistic

Title:

Vice President

Northwest Farm Credit Services, PCA

By:  JIM D. ALLEN

Name:

Jim D. Allen

Title:

Senior Vice President

WELLS FARGO BANK, N.A.

By:  LISA M. THOMAS

Name:

Lisa M. Thomas

Title:

Commercial Banking Officer